UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company”) adopted the Ocwen Financial Corporation 2021 Equity Incentive Plan (the “2021 Plan”) on April 14, 2021, subject to shareholder approval of the 2021 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s shareholders have approved the 2021 Plan.

The following summary of the 2021 Plan is qualified in its entirety by reference to the text of the 2021 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2021 Plan. The Board has delegated general administrative authority for the 2021 Plan to the Compensation and Human Capital Committee of the Board. The administrator of the 2021 Plan has broad authority under the 2021 Plan to, among other things, select participants and determine the types of awards that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2021 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2021 Plan equals: (1) 490,000 shares, plus (2) up to 599,443 shares, which represents the number of shares (after taking into account the premium share-counting rule discussed below) underlying restricted stock unit awards outstanding under the Ocwen Financial Corporation 2017 Performance Incentive Plan (the “2017 Plan”) as of May 25, 2021 (the date of shareholder approval of the 2021 Plan) that expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered after that date, as the case may be. Shares that underlie stock options or stock appreciation rights that expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan shall not be available for subsequent awards under the 2021 Plan.

Shares issued in respect of any “full-value award” (any award other than a stock option or stock appreciation right) granted under the 2021 Plan will be counted against the share limit described in the preceding paragraph as 1.2 shares for each share actually issued in connection with the award. For example, if the Company granted 100 shares of Common Stock under the 2021 Plan, 120 shares would be charged against the share limit with respect to that award.

Shares that are subject to or underlie full-value awards granted under the 2021 Plan which expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2021 Plan will not be counted against the plan’s share limit and will be available for subsequent awards under the 2021 Plan. Shares that underlie stock options or stock appreciation rights that expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2021 Plan will be counted against the plan’s share limit and will not be available for subsequent awards under the 2021 Plan.

Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award under the 2021 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award will not be counted against the plan’s share limit and will be available for subsequent awards under the 2021 Plan (with any such shares taken into account based on the premium share-counting rule discussed above for full-value awards). Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any stock option or stock appreciation right under the 2021 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will be counted against the plan’s share limit and will not be available for subsequent awards under the 2021 Plan. To the extent that an award granted under the 2021 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the plan’s share limit and will be available for subsequent awards under the 2021 Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the 2021 Plan, the number of shares delivered with respect to the award will be counted against the plan’s share limit (after giving effect to the premium share-counting rule discussed above). To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2021 Plan, the number of underlying shares as to which the exercise related will be counted against the plan’s share limit, as opposed to only counting the shares issued.

The types of awards that may be granted under the 2021 Plan include stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2021 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 25, 2021. Shareholders voted on the four proposals set forth below, which are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 16, 2021.

Proposal One: Election of Directors

The Company’s shareholders elected the following nominees for director to serve for one-year terms or until their successors shall be elected and qualified based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Phyllis R. Caldwell	4,118,705	48,004	2,401,465
Alan J. Bowers	4,121,613	45,096	2,401,465
Jenne K. Britell	4,105,063	61,646	2,401,465
Jacques J. Busquet	4,099,104	67,605	2,401,465
Glen A. Messina	4,122,205	44,504	2,401,465
DeForest B. Soaries, Jr.	4,096,342	70,367	2,401,465
Kevin Stein	4,040,800	125,909	2,401,465

Proposal Two: Ratification, on an advisory basis, of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on a non-binding advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 based upon the following votes:

For	6,384,617
Against	176,168
Abstain	7,389

Proposal Three: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	3,891,289
Against	81,686
Abstain	193,734
Broker Non-Votes	2,401,465

Proposal Four: Approval of the Ocwen Financial Corporation 2021 Equity Incentive Plan

The Company’s shareholders approved the Ocwen Financial Corporation 2021 Equity Incentive Plan based upon the following votes:

For	3,870,506
Against	102,918
Abstain	193,285
Broker Non-Votes	2,401,465

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Ocwen Financial Corporation 2021 Equity Incentive Plan

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: May 25, 2021	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer